Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 23, 2007, accompanying the consolidated financial statements and schedules included in the Annual Report of New World Restaurant Group, Inc. on Form 10-K for the year ended January 2, 2007 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Denver, Colorado

May 2, 2007